As filed with the Securities and Exchange Commission on December 13, 2001 Registration No. 333-______

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                  NETOPIA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                  7373                                 94-3033136
  (State or Other Jurisdiction            (Primary Standard Industrial                  (I.R.S. Employer
of Incorporation or Organization)          Classification Code Number)                 Identification No.)

                            2470 Mariner Square Loop
                            Alameda, California 94501
          (Address of Principal Executive Offices, including Zip Code)

                                  NETOPIA, INC.
                            2000 Stock Incentive Plan
                            (Full Title of the Plans)

                                 Alan B. Lefkof
                      President and Chief Executive Officer
                                  NETOPIA, INC.
                            2470 Mariner Square Loop
                            Alameda, California 94501
                                 (501) 814-5100
            (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:
                              C. Kevin Kelso, Esq.
                               Fenwick & West LLP
                         815 Connecticut Ave, Suite 200
                             Washington, D.C. 20006

                         CALCULATION OF REGISTRATION FEE
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
---------------------------------------------------------------------------------------------------------------------------
                                                Amount          Proposed Maximum       Proposed Maximum       Amount of
                                                 to be         Offering Price Per     Aggregate Offering     Registration
   Title of Securities to be Registered      Registered (1)           Share                  Price               Fee
---------------------------------------------------------------------------------------------------------------------------
Options                                        N/A              N/A                      N/A                   N/A
Common Stock (par value $0.001)                828,750(2)       $3.52(4)                 $2,917,200.00         $697.21
Common Stock (par value $0.001)                 71,250(3)       $6.25(5)                 $  445,312.50         $106.43

TOTAL                                          900,000                                   $3,362,512.50         $803.64

---------------------------------------------------------------------------------------------------------------------------

     (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Netopia, Inc.

     (2)  Represents shares subject to outstanding options under the Plan.

     (3) Represents additional shares reserved for issuance upon exercise of options granted under the Plan. Shares issuable upon exercise of options granted under the Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on December 8, 2000 (Registration No. 333-51482).

     (4) Weighted average per share exercise price for outstanding options, pursuant to Rule 457(h)(1).

     (5)  Calculated solely for purposes of this offering under Rule 457(c) and
          (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Netopia, Inc. as reported on the Nasdaq National Market on December 12, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation by Reference of Previous Registration Statement
-------------------------------------------------------------

     Pursuant to General Instruction E of Form S-8, Netopia, Inc. (the "Registrant") is filing this registration statement with the Securities and Exchange Commission (the "Commission") solely to register an additional 900,000 shares under the Registrant's 2000 Stock Incentive Plan (the "Plan"), pursuant to an increase approved by the board of directors of the Registrant. Pursuant to General Instruction E, this registration statement on Form S-8 hereby incorporates by references the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-51482) filed with the Securities and Exchange Commission on December 8, 2000.


Item 8.  Exhibits


Exhibit                          Exhibit
Number                           Title
------                           -----

   4.01        Registrant's 2000 Stock Incentive Plan.

   4.02        Form of Option Agreement relating the 2000 Stock Incentive
               Plan.(1)

   5.01        Opinion of counsel.

  23.01        Consent of KPMG LLP, Independent Auditors.

  23.02        Consent of counsel (included in Exhibit 5.01).

  24.01        Power of Attorney (see signature page).


(1) Incorporated by reference to Exhibit 4.02 of Registrant's registration statement on Form S-8 (Registration No. 333-51482) filed with the Securities and Exchange Commission on December 8, 2000.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on this 13th day of December, 2001.


                                   NETOPIA, INC.


                                   By: /s/ Alan B. Lefkof
                                       --------------------------------------
                                        Alan B. Lefkof
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned officers and directors of Netopia, Inc., a Delaware corporation, do hereby constitute and appoint Alan B. Lefkof and David A. Kadish, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                  Title                                      Date
         ---------                                  -----                                      ----
Principal Executive Officer:

/s/ Alan B. Lefkof                        President, Chief Executive Officer             December 13, 2001
---------------------------------
Alan B. Lefkof                            and Director


Principal Financial Officer and
Principal Accounting Officer


/s/ William D. Baker                      Senior Vice President and Chief Financial      December 13, 2001
---------------------------------
William D. Baker                          Officer


Additional Directors

/s/ Reese M. Jones                        Director                                       December 13, 2001
---------------------------------
Reese M. Jones


/s/ David F. Marquardt                    Director                                       December 13, 2001
-------------------------
David F. Marquardt

/s/ Harold S. Wills                       Director                                       December 13, 2000
-------------------------
Harold S. Wills

/s/ Robert Lee                            Director                                       December 13, 2000
-------------------------
Robert Lee

/s/ David C. King                         Director                                       December 13, 2000
-------------------------
David C. King

                                  Exhibit Index
                                  -------------


Exhibit                        Exhibit
Number                         Title
------                         -----

   4.01      Registrant's 2000 Stock Incentive Plan.

   4.02      Form of Option Agreement relating the 2000 Stock Incentive Plan.(1)

   5.01      Opinion of counsel.

  23.01      Consent of KPMG LLP, Independent Auditors.

  23.02      Consent of counsel (see Exhibit 5.01).

  24.01      Power of Attorney (included in signature page).


(1) Incorporated by reference to Exhibit 4.02 of Registrant's registration statement on Form S-8 (Registration No. 333-51482) filed with the Securities and Exchange Commission on December 8, 2000.